Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Kevin Richardson, II
Chief Executive Officer
Investors@Sanuwave.com

SANUWAVE Announces Q3 earnings

EDEN PRARIE, MN, November 14, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire – SANUWAVE Health, Inc. (OTCPK: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced 3rd quarter results.

For the three-months and nine-months ended September 30, 2022:
•	Revenues increased 12% to $4.2 million for the 3 months ended September 30, 2022, versus $3.7 million for the same period last year.
•	Revenue for the nine-months ended September 30, 2022, totaled approximately $11.2 million versus $8.7 million for the same period in the prior year, an increase of 28.5%.
•	Gross margin also improved period over period to 85% from 58% a year ago and to 77% versus 58% for the nine-months ended September 30, 2022.
•
Operating loss continued to decrease from the prior year.  Operating loss for the three-months ended September 30, 2022, totaled $1.8 million as compared to the prior year at $3.4 million. Operating expense for the nine-months ended September 30, 2022, totaled $13.9 million, a decrease of 17.6% over the same period in the prior year.

Mr. Kevin Richardson, CEO, stated, “We are very pleased with third quarter results which showed revenue growth year on year despite ongoing capacity constraints.  Our focus is increasing sales at an accelerated rate as we ramp up capacity during the fourth quarter and into 2023.  We have also decreased our operating expenses over the past year to a level where we can achieve profitable growth.”

“As a result of our efforts to improve profitability and manage our expenses, the company is pleased to announce that it became EBITDA positive in the month of October and expects to continue this for Q4 as a whole.”

Subsequent to the end of the quarter, the company raised an additional approximately $2 million in order to maximize flexibility around sales hiring and inventory build.  Terms were consistent with the August financing.  This cash is not reflected in the Q3 statements.

As previously announced a business update will occur via conference call on November 15, 2022.  Materials for the conference call at 9:00 a.m. EST are included on the company website, www.sanuwave.com/investors.

Telephone access is available by dialing the following numbers:

Conference ID: 13734492
Toll-Free: 1-877-407-0784
Toll/International: 1-201-689-8560
A replay will be available through November 29, 2022, shortly after conclusion of the event.

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

CONTACT:

Kevin Richardson, II
Chief Executive Officer
Investors@Sanuwave.com

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share data)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$1,112	$619
Accounts receivable, net of allowance for doubtful accounts of $0.8 million, respectively	2,403	2,415
Inventory	1,413	1,040
Prepaid expenses and other current assets	1,935	326
Total Current Assets	6,863	4,400
Property, Equipment and Other, net	673	1,118
Other Intangible Assets, net	5,313	5,841
Goodwill	7,260	7,260
Total Assets	$20,109	$18,619

LIABILITIES
Current Liabilities:
Senior secured promissory note payable, in default	$12,773	$11,586
Convertible promissory notes payable, in default	4,000	11,601
Convertible promissory notes, related parties, in default	1,373	1,596
Convertible promissory notes payable	9,174	-
Convertible promissory notes payable, related parties	4,485	-
Advances on future cash receipts	194	446
Accounts payable	5,055	7,644
Accrued expenses	4,100	4,394
Accrued employee compensation	3,792	4,247
Due under factoring ageement	1,510	1,737
Warrant liability	1,196	9,614
Current portion of SBA loans	-	158
Accrued interest	3,988	2,521
Accrued interest, related parties	546	289
Current portion of lease and contract liabilities	249	316
Other	30	114
Total Current Liabilities	52,465	56,263
Non-current Liabilities
SBA loans	-	875
Lease liabilities	263	118
Contract liabilities	205	293
Deferred tax liability	28	28
Total Non-currrent Liabilities	496	1,314
Total Liabilities	52,961	57,577

Commitments and Contingencies (Footnote 11)

STOCKHOLDERS' DEFICIT

Preferred Stock, par value $0.001, 5,000,000 shares authorized; 6,175 shares Series A, 293 shares Series B, 90 shares Series C and 8 shares Series D no shares issued and outstanding at September 30, 2022 and December 31, 2021	-	-
Common Stock, par value $0.001, 800,000,000 shares authorized; 548,737,651 and 481,619,621 issued and outstanding at September 30, 2022 December 31, 2021, respectively	549	482
Additional Paid-in Capital	152,750	144,582
Accumulated Deficit	(186,084)	(183,949)
Accumulated Other Comprehensive Loss	(67)	(73)
Total Stockholders' Deficit	(32,852)	(38,958)
Total Liabilities and Stockholders' Deficit	$20,109	$18,619

The accompanying notes to condensed consolidated financial statement are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Accessory and parts revenue	$3,012	$2,067	$7,866	$5,645
Product	902	1,299	2,408	2,066
Rental Income	247	333	935	864
License fees and other	5	26	33	175
Total Revenue	4,166	3,725	11,242	8,750

Cost of Revenues	606	1,555	2,590	3,658

Gross Margin	3,560	2,170	8,652	5,092

Operating Expenses:
General and administrative	3,404	2,864	8,482	8,909
Selling and marketing	1,650	2,150	5,037	6,450
Research and development	157	297	494	923
Gain on disposal of assets	-	-	(690)	-
Depreciation and amortization	189	194	575	585
Total Operating Expenses	5,400	5,505	13,898	16,867

Operating Loss	(1,840)	(3,335)	(5,246)	(11,775)

Other Income (Expense):
Interest expense	(3,301)	(1,781)	(9,203)	(4,340)
Interest expense, related party	(439)	(55)	(551)	(150)
Change in fair value of derivative liabilities	5,252	1,555	16,597	1,599
Loss on issuance of debt	-	(1,088)	(3,434)	(3,572)
Gain / (loss) on extinguishment of debt	(86)	460	(297)	460
Gain / (loss) on foreign currency exchange	1	(2)	(1)	2
Other Income (Expense), net	1,427	(911)	3,111	(6,001)

Net Loss before Income Taxes	(413)	(4,246)	(2,135)	(17,776)

Provision for Income Taxes	-	6	-	28

Net Loss	(413)	(4,252)	(2,135)	(17,804)

Other Comprehensive Loss
Foreign currency translation adjustments	-	-	-	(12)

Total Comprehensive Loss	$(413)	$(4,252)	$(2,135)	$(17,816)

Loss per Share:
Basic and Diluted	$(0.00)	$(0.01)	$(0.00)	$(0.03)

Weighted average shares outstanding, basic and diluted
Basic and Diluted	561,069,625	518,310,781	542,484,779	518,370,156

The accompanying notes to condensed consolidated financial
statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash Flows - Operating Acivities:
Net loss	$(2,135)	$(17,804)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and Amortization	681	970
Bad debt expense	62	307
Income tax expense	-	28
Shares issued for service	888	-
Loss (Gain) on extinguishment of debt	297	(460)
Gain on sale of property and equipment, net	(690)	-
Change in fair value of derivative liabilities	(16,597)	(1,599)
Loss on issuance of debt	3,434	3,572
Amortization of debt issuance costs and original issue discount	2,998	1,418
Accrued interest	1,618	929
Interest payable, related parties	168	150
Changes in operating assets and liabilities
Accounts receivable - trade	69	(345)
Inventory	(373)	1,430
Prepaid expenses and other assets	(1,437)	(355)
Accounts payable	(1,863)	2,656
Accrued expenses	271	1,652
Accrued employee compensation	(473)	885
Contract liabilties	(94)	60
Net Cash Used in Operating Activities	(13,176)	(6,506)

Cash Flows - Investing Activities
Proceeds from sale of property and equipment	1,022	-
Purchase of property and equipment	-	(441)
Net Cash Flows Provided by (Used in) Investing Activities	1,022	(441)

Cash Flows - Financing Activities
Proceeds from senior promissory notes	2,940	940
Proceeds from short term notes	640	125
Proceeds from factoring, net	(227)	1,244
Proceeds from SBA loan	-	1,033
Proceeds from warrant exercises	100	-
Proceeds from convertible promissory notes	12,366	1,928
Payments of principal on finance leases	(174)	(143)
Payments of principal on convertible promissory notes, related parties, convertible promissory notes and SBA loans	(2,981)	(237)
Net Cash Flows Provided by Financing Activities	12,664	4,890

Effect of Exchange Rates on Cash	(17)	(53)

Net Change in Cash During Period	493	(2,110)

Cash at Beginning of Period	619	2,437
Cash at End of Period	$1,112	$327

Supplemental Information:
Cash paid for interest	$3,345	$1,993

Non-cash Investing and Financing Activities:
Reclassification of warrant liability due to cashless warrant exercise	$2,166	$2,030
Settlement of debt and warrants with stock	1,361	$-
Warrants issued in conjunction with senior secured promissory note payable	2,654	-
Common shares issued in conjunction with senior secured promissory note payable	3,720	-
Embedded conversion option with issuances of convertible debt	2,309	2,740
Working capital balances refinanced into Convertible notes payable	2,273	-
Warrant issuance in conjunction with convertible debt	1,463	758

The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.